UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2019

Commission File Number:  001-32420

True Drinks Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada (State or other jurisdiction of incorporation or organization)	84-1575085 (IRS Employer Identification No.)

1007 Brioso Dr., Costa Mesa, California 92627
(Address of principal executive offices)

949-531-6855
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRUU	OTC Pink Marketplace

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2019, the Board of Directors of True Drinks Holdings, Inc. (the “Company”) appointed Adam Mirkovich as the new Chief Information Officer of the Company. Mr. Mirkovich will serve as an at-will employee, and shall be entitled to the following compensation for his services to the Company: (i) an annual base salary of $125,000 per year, (ii) a monthly contribution in the amount of $275 for health benefits, commencing 30 days after May 20, 2019, (iii) the ability to participate in the Company’s retirement plan after one year of employment, (iv) an annual cash bonus of up to $15,000, contingent upon the Company achieving certain milestones, and (v) the ability to receive awards under the Company’s equity compensation plan, once adopted.

Adam Mirkovich, age 34, has over a decade of experience managing supply chains for consumer products. Mr. Mirkovich has served as an independent management consultant specializing in building and optimizing value chains for startups and growth stage companies in the beverage, nicotine vape, and nutritional supplements industries since 2013. Prior to joining the Company, Mr. Mirkovich served as the Chief Operating Officer of Orchid Ventures, Inc. (CSE:ORCD), a multi-state premium cannabis vape company, from September 2018 to April 2019. From December 2014 to February 2016, Mr. Mirkovich served as the Director of Supply Chain and Operations at Space Jam Juice, LLC, a distributor of premium vapor products. From November 2010 to April 2013, Mr. Mirkovich served as the Product Lifecycle Management (“PLM”) Program Manager for Niagara Bottling, LLC, a leading bottled water manufacturer. While there, he led the product revision, introduction, and discontinuance practices for customers’ private labeled water, flavored, and carbonated beverages. Prior to his role in PLM Management, Mr. Mirkovich served as a member of the Supply Chain Logistics team at Niagara Bottling, providing strategic support of company expansion activities and tactical support of purchasing, production planning, and multi-region logistics in North American operations. Mr. Mirkovich earned a Bachelor of Science degree in Business Administration and Economics from Chapman University.

Except as disclosed herein, there are no related party transactions between the Company and Mr. Mirkovich that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Mr. Mirkovich as the Company’s Chief Information Officer.

A copy of the press release announcing Mr. Mirkovich’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

Item 8.01. Other Events.

See Item 5.02.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

May 22, 2019	By:	/s/ Brandon Stump
Brandon Stump
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated May 22, 2019.